                                                                   Exhibit 10.23

                                     LEASE


                               M/A-COM, LANDLORD
                                      TO
                         PRI AUTOMATION, INC., TENANT

Section                                                                     Page
-------                                                                     ----

1.   Identifications........................................................  1

2.   Lease; The Premises....................................................  1

3.   Construction by Landlord...............................................  2

4.   Construction of Improvements...........................................  2

5.   Term...................................................................  4

6.   Use of the Premises; Licensee and Permits..............................  4

7.   Basic Rent, Additional Rent............................................  5

8.   Taxes..................................................................  5

9.   Insurance; Waivers of Subrogation......................................  6

10.  Utilities..............................................................  7

11.  Repairs................................................................  8

12.  Compliance with Laws and Regulations...................................  8

13.  Landlord's Access......................................................  9

14.  Indemnities............................................................  9

15.  Casualty Damage........................................................  9

16.  Condemnation........................................................... 10

17.  Landlord's Covenant of Quiet Enjoyment; Title.......................... 11

18.  Tenant's Obligation to Quit............................................ 11

19.  Transfer of Tenant's Interest.......................................... 12

20.  Transfer of Landlord's Interest........................................ 13

21.  Expansion.............................................................. 13

22.  Tenant's Default; Landlord's Remedies.................................. 13

23.  Remedies Cumulative; Waivers........................................... 15

24.  Signs.................................................................. 15

25.  Extensions of the Term; Brokers........................................ 16

26.  Notices................................................................ 16

27.  Estoppel Certificates.................................................. 17

28.  Bind and Inure; Limited Liability of Landlord.......................... 17

29.  Environmental Compliance............................................... 19

30.  Captions............................................................... 19

31.  Integration............................................................ 20

32.  Severability; Choice of Law............................................ 20

33.  Security Deposit....................................................... 20

34.  Memorandum of Lease.................................................... 20

35.  Survival of Provisions................................................. 21


LIST OF EXHIBITS
----------------

A    Description and Floor Plan of Leased Area

B    Landlord's Work

C    Initial Tenant Work

C-1  Construction Rules and Regulations

C-2  Relocation of Bull Dock Area and New Compactor Dock Area

D    Rent Schedule

E    Common Area Maintenance and Service Provided by Landlord

F    Expansion Space

G    Certificates of Insurance

H    List of Tenant Chemicals

I    Restoration at Term End

J    Additional Electrical Supply

1.   Identifications.
     ---------------

     This LEASE made as of November 1, 1997 by and between M/A-COM, a Division of AMP Incorporated (the "Landlord"), as Master Lease Holder from 1001 Pawtucket, LLC (such Master Lease hereinafter the "Master Lease"), having an address at 1011 Pawtucket Boulevard, Lowell, Massachusetts 01853, and PRI Automation, Inc., (the "Tenant"), having an address at 805 Middlesex Turnpike, Billerica, Massachusetts 01821.

2.   Lease; The Premises
     -------------------

     In consideration of the Basic Rent, Additional Rent, and other payments and covenants of the Tenant and the Landlord hereinafter set forth, and upon the following terms and conditions, the Landlord hereby leases to the Tenant and the Tenant hereby leases from the Landlord 90,280 rentable square feet of floor area on the Ground Level and Level One located as shown on the floor plan attached hereto as Exhibit A (the "Premises"), in that certain building (the "Building") situated on that certain parcel of land (the "Property") known as and numbered 1001 Pawtucket Boulevard, in the City of Lowell, Massachusetts.

     The Premises are leased together with rights, in common with the Landlord and all others (including any other tenant or tenants of the Building or the Property, claiming under the Landlord or otherwise) from time to time lawfully entitled thereto, as follows:

     (a) Tenant shall be permitted access to the Premises through the entrance way and common corridors at the west end of the Building as shown on Exhibit A. Tenant agrees that it will instruct its employees and guests to use such entrance exclusively except for emergency ingress and egress.

     (b) Tenant shall be permitted the use of the existing cafeteria facilities within the Building. Landlord agrees to continue to operate the cafeteria or cause such to be operated during the terms of this Lease.

     (c) Tenant shall be permitted the use of the lobby, elevators, driveways, walkways, parking areas and other common areas of the Building and Properly for their intended purposes provided that Tenant shall have the right to use up to 250 parking spaces in the parking lot at the west end of the Building and Tenant shall not have the right to park commercial trucks and semi-tractor trailers in the parking areas except at Tenant's exclusive loading bays. Tenant agrees that it will instruct its employees to use such parking areas exclusively and will enforce such restriction upon the request of the Landlord. Landlord will similarly instruct its employees to use parking areas provided exclusively for their use. Landlord shall provide a common drop-off area at the west end entrance and up to 15 parking spaces for visitors to be used in common with other tenants.

     Tenant Shall have the exclusive right to use the loading bays included within the Premises and shown on Exhibit A subject to reasonable rules and regulations from time to time promulgated by the Landlord.

     Tenant shall also have the right, upon reasonable notice and subject to reasonable rules, to gain access through the Landlord, to such areas of the Building as are necessary in order to install, repair, maintain and replace such telecommunication and other facilities as Tenant may deem necessary to service the Premises.

3.   Construction by Landlord
     ------------------------

     The Landlord shall complete, at the Landlord's cost and expense except as otherwise set forth herein, certain work in the Building and the Premises as set forth in Exhibit B attached hereto (the "Landlord's Work"). Such work shall be done in a good and workmanlike manner consistent with the requirements of Exhibit B and in accordance with all applicable laws and lawful ordinances, regulations and orders of governmental authorities and insurers of the Building and the Premises. It is recognized that some of Landlord's Work will be carried out during the same time period that Tenant is constructing certain leasehold improvements in accordance with Section 4 below. Landlord and Tenant agree to work together, and to cause their contractors and agents to participate in such efforts, in order to coordinate and sequence Landlord's Work and Tenant's Work under Section 4 so as to provide for the orderly and efficient progression of all work.

4.   Construction of Improvements
     ----------------------------

     (a) Tenant shall construct all leasehold improvements to the Premises in accordance with the provisions of this Section 4. Once installed, except as set forth in Exhibit I, all such leasehold improvements shall be part of the Premises and, at the expiration of earlier termination of the Lease, shall become the sole property of Landlord subject to Landlord's right to require removal as provided in the next succeeding paragraph. Except as set forth in
Section 3 hereof, Landlord shall have no obligation to perform any work within the Premises.

     (b) All leasehold improvements constructed by Tenant within the Premises shall be done in accordance with plans and specifications prepared and stamped by a registered architect/engineer and first approved by Landlord which approval shall not be unreasonably withheld or delayed. Tenant shall submit to Landlord for Landlord's approval, which approval, subject to Landlord's right to condition its approval upon Tenant's being obligated to remove such leasehold improvements at the expiration or earlier termination of this Lease and to restore the Premises to their condition prior to such improvements (reasonable wear and tear and damage by fire or casualty and eminent domain excepted), shall not be unreasonably withheld or delayed. If Landlord conditions its approval on Tenant being obligated to remove any leasehold improvements, Landlord shall at the time of such approval give written notice to Tenant of the specific leasehold improvements to be removed. All plans and specifications for Tenant's construction of any leasehold improvements, alterations or additions in or to any part of the

Premises shall be in compliance with all building, fire and handicap access codes and all lawful ordinances, regulations and orders of governmental authorities and insurers of the Building and the Premises. Landlord shall review such plans and specifications as submitted with ten (10) business days after the receipt thereof and shall notify Tenant if Landlord approves or reasonably disapproves such plans and specifications. In the event Landlord disapproves of such plans and specifications, Landlord shall, in writing, specify the reasons for its disapproval of any aspect of said plans and specifications. Tenant shall prepare any revisions to such plans and specifications which may be necessary as a result of Landlord's disapproval and shall resubmit the plans and specifications as so revised to Landlord for review in accordance with the same procedure as provided above. Landlord and Tenant shall initial the plans and specifications after the same have been submitted by Tenant and approved by Landlord. Landlord shall not be deemed unreasonable for withholding approval of any improvements, alterations or additions which (i) impair any structural, mechanical, plumbing, HVAC, electrical or exterior elements of the Building or
(ii) will require other than nominal expense to readapt the Premises to normal use on expiration or earlier termination of this Lease or (iii) will increase the cost of insurance or taxes on the Building or the Premises, or (iv) will unreasonably interfere with the operations of other tenants in the Building. Tenant shall provide Landlord with a full set of CAD as-built plans for the Premises so improved upon completion of such improvements.

     (c) Notwithstanding the provision of this Section 4, Landlord hereby approves the conceptual plans for Tenant's initial improvements (the "Initial Tenant Work") set forth as Exhibit C hereto, subject, however to Landlord's
                                             -------  -------
approval of the final plans and specifications as required hereunder. All construction work in the Premises shall be done by qualified contractors and laborers, subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed, in a good and workmanlike manner and in full compliance with this Lease and the Construction Rules and Regulations set forth as Exhibit C-1 hereto, all applicable laws and lawful ordinances, regulations and orders of governmental authorities and insurers of the Building and/or the Premises. Before Tenant begins any work, it shall (i) secure all licenses and permits necessary therefor (it being understood that Landlord shall, at Tenant's expense, cooperate with Tenant in securing all such licenses and permits), (ii) deliver to Landlord a statement with names of all its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them (iii) cause each contractor and subcontractor to carry (1) workers' compensation insurance in statutory amounts and employer's liability insurance with limits not less than $500,000 per accident covering all of contractor's and subcontractor's employees, and (2) comprehensive general liability insurance with such limits as Landlord may reasonably require, but in no event less than $1,000,000 combined single limit for bodily injury and property damage insurance, all such insurance to include coverage for premises operations, broad form property damage, owner's and contractor's protective liability and completed operations for one (1) year, and (iv) obtain all risks property insurance against loss or damage to Tenant's work pending completion of the improvements. All insurance referred to in clauses (iii) and (iv) above shall be written by companies reasonably approved by Landlord and shall insure Landlord, Landlord's property managers and sub-managers, and Tenant as additional insureds, as their respective interests may appear, as well as the contractors and subcontractors as appropriate, and all such insurance shall contain a waiver of subrogation provision in favor of all insured and shall be primary coverage as to any other coverage maintained by any insured other than Tenant. Prior to commencing any work within the Premises, Tenant shall deliver, or arrange to be delivered, to Landlord, certificates of all insurance referred to in clauses (iii) and (iv) above. The foregoing notwithstanding, Tenant agrees to promptly pay when due the entire cost of any work done in the Premises by Tenant, its agents, employees or independent contractors, and not to cause or permit any liens for work to attach to the Premises or the Building and immediately after reasonable notice to discharge or bond off any such liens which may attach. Landlord may inspect the work at any time; provided, however, Landlord shall, except in case of emergency, (i) give Tenant not less than 24 hours' prior notice of such inspections and (ii) conduct such inspections so as to minimize interference with the construction work of Tenant. Tenant shall, and shall require its contractors to, insure and indemnify Landlord and Landlord Parties and hold them harmless from and against any cost, claim or liability arising from any work done by or at the direction of Tenant, all such insurance and evidence of indemnification to be in form and substance reasonably satisfactory to Landlord, All work shall be done so as to minimize interference with other tenants or lawful occupants of the Building and with Landlord's operation of the Building or other construction work being done by Landlord, including Landlord's Work.

     (d) The Tenant shall at its sole cost and expense relocate the Bull dock area as set forth in Exhibit C-2. Landlord has the right to approve the layout of the relocated dock area as sat forth in Section 4(b) above. Landlord will provide assistance in the supervision of the relocation effort at no charge to Tenant.

     (e) Tenant will at its sole cost and expense construct a new compactor dock as set forth in Exhibit C-2, and relocate the new compactor head for use by Landlord and other tenants at the site. Landlord has the right to approve the plan in accordance with Section 4(b) above.

     (f) If Tenant will have a need for a supply of electrical power in excess of 806 KVA, then the Tenant will work, through the Landlord, to increase distribution of available KVA to the Premises at Tenant's sole cost and expense. Landlord and Tenant have agreed to the conceptual plan as set forth in Exhibit J.

5.   Term
     ----

     The Term of this Lease shall commence on November 1, 1997 (the "Term Commencement Date") and shall expire, unless earlier extended or terminated in accordance with the terms hereof, at midnight January 31, 2000.

6.   Use of the Premises; Licenses and Permits
     -----------------------------------------

     Tenant may use the Premises only for assembly and manufacturing operations, distribution, storage and office purposes not (a) involving the use of high impact equipment, which reasonably foreseeably could create vibrations detectable in other parts of the Building (b) involving chemical processes generating toxic or noxious fumes which may adversely affect other clean rooms at the site, or (c) involving the marketing, design and/or manufacture of radio frequency and microwave components, devices and/or systems for commercial and governmental application. The Tenant, its subtenants, licensees, invitees and any other users of the Premises shall apply in their own names for and obtain at their own expense any and all licenses, permits and other approvals which may be required from such governmental bodies in connection with any particular use of the Premises by the Tenant during the Term. Tenant shall throughout the term of this Lease provide Landlord with copies of all such licenses, permits and approvals as well as all MSDS Sheets.

7.   Basic Rent; Additional Rent
     ---------------------------

     The Tenant shall pay Basic Rent to the Landlord commencing on January 1, 1998 and on the first day of each month thereafter in accordance with the Rent Schedule attached hereto as Exhibit D in accordance with the instructions set forth therein or as the Landlord may thereafter specify by notice to the Tenant, without counterclaim, set off, deduction or defense and, except as otherwise expressly provided herein, without abatement.

     In addition, the parties agree that the Landlord shall provide to the Tenant common area maintenance and services for the site and for the mutual benefit of all tenants at the site as generally described in Exhibit E. The Landlord shall proceed either directly, or through its authorized contractors and subcontractors to provide the various services as set forth in Exhibit E in a good workmanlike manner and in accordance with generally accepted practices and in compliance with federal, state, and local laws and ordinances.

     For the services set forth on Exhibit E, the Tenant agrees to pay to the Landlord the sum of one dollar (S 1.00) per square foot per year of rentable square feet of floor area as Additional Rent to the Landlord. Said Additional Rent will be due and payable in monthly installments, in advance, on the first day of each month during the Lease. This rate shall remain constant during the initial term of the Lease and shall be adjusted upward during each extension of the terms (see Section 25) by the percentage amount equal to the increase in the Consumer Price Index (CPI) or its then current equivalent published by the Federal Government during the prior year reporting period.

     If any payment of Basic Rent or Additional Rent is not paid to the Landlord when due or within any applicable grace period, then at the Landlord's option, without notice and in addition to all other remedies hereunder, the Tenant shall pay upon demand to the Landlord as Additional Rent interest thereon at an annual rate equal to the Prime Rate in effect at the BankBoston from time to time; such interest to be computed from the date such Basic Rent or Additional Rent was originally due through the date when paid in full.

8.   Taxes
     -----

     The Tenant shall pay or cause to be paid to the Landlord as Additional Rent in the same manner as Basic Rent, all Taxes (as hereinafter defined) under this Lease. The Tenant shall, prepay to the Landlord monthly as Additional Rent, in the same manner as Basic Rent, one twelfth (1/12) of the total of all such amounts as the Landlord may from time to time reasonably estimate will be payable annually by the Tenant under this Lease which prepayments the Landlord agrees shall be applied, without interests to such amounts as actually become payable. As soon as any such amounts so payable are actually determined, appropriate adjustments of any overpayments and underpayments shall be made on a quarterly basis. For purposes of this Lease, Taxes shall mean, collectively, the Tenant's Percentage of any and all real estate taxes, betterments and special assessments or amounts in lieu or in the nature thereof and any other taxes, levies, water rents, sewer use charges and other excises, franchises, imposts and charges, general and special (and the entire amount of any interest, penalties and costs attributable to delayed payment of the Tenant's portion thereof where such delay is the fault of the Tenant) of whatever name and nature, and whether or not now within the contemplation of the parties hereto, which may now or hereafter be levied, assessed or imposed by the United States of America, The Commonwealth of Massachusetts, the City of Lowell or any other authority, or become a lien, upon all or any part of the Property, the Building, the Premises, the use occupation thereof, or upon the Landlord and the Tenant in respect thereof, or upon the basis of rentals thereof or therefrom (except for the Landlord's income, estate, sift or transfer taxes), or upon the estate hereby created, or upon the Landlord by reason of ownership of the reversion.

     The Landlord may, at the request of the Tenant, or any other tenant of the Building use reasonable efforts to obtain an abatement of or to contest or review by legal proceedings or otherwise any such tax, levy, charge or assessment. In such event the Tenant and such other tenants shall pay such tax, levy, charge or assessment (under protest, if necessary). The Tenant shall pay as Additional Rent the Tenant's Percentage of (i) any such tax, levy, charge or assessment that may be determined to be due and (ii) any and all costs or expenses (including reasonable attorneys' fees) the Landlord may incur in connection with any such proceedings. The Tenant shall be entitled to share in any refund or abatement, net of such costs and expenses, which may be made of any tax, levy, charge or assessment in the same proportion that the same was paid by the Tenant or with the Tenant's funds.

9.   Insurance; Waivers of Subrogation
     ---------------------------------

     The Tenant shall, at its own cost and expense, obtain and throughout the Term shall maintain, with companies qualified to do business in Massachusetts and reasonable acceptable to the Landlord, for the benefit as additional insureds of the Landlord (except for Tenant's personal property insurance), the insurance coverage described on Exhibit G hereto. Such insurance may be provided by a combination of underlying general liability insurance coverage and umbrella excess liability insurance. The risk of loss to all contents of, and personal property and trade fixtures located in, the Premises is upon the Tenant, and the Landlord shall have no liability with respect thereto, except for negligence or willful misconduct of Landlord or its agents.

     The Landlord shall obtain and throughout the Term shall maintain property insurance on the Building, covering against losses by fire, flood, lighting and other risks included under so-called "all-risk" policies, including the risks of flood and earthquake in amounts sufficient to prevent Landlord from becoming a co-insurer but not less than 100 percent of the actual replacement value of the Building, exclusive of excavations and foundations, and including rental insurance in an amount not less than twelve (12) months' aggregate fixed rent. Such insurance shall also cover during the construction of any modification to or restorations of the Building following Casualty Damage as defined in Section 16 of this Lease.

     The Landlord and the Tenant each hereby release the other from any liability for any loss or damage to the Building, the Premises or other property and for injury to or death of persons occurring on the Property or in the Building or the Premises or in any manner growing out of or connected with the Tenant's use and occupation or the Landlord's maintenance and repair of the Premises, the Building or the Property or the condition thereof, whether or not caused by the negligence or other fault of the Landlord, the Tenant or their respective agents, employees, subtenants, licensees, invitees or assignees; provided, however, that this release (i) shall apply notwithstanding the indemnities set forth in Section 15, but only to the extent that such loss or damage to the Building or other property or injury to or death of persons is covered by insurance which protects the Landlord or the Tenant or both of them as the case may be; (ii) shall not be construed to impose any other or greater liability upon either the Landlord or the Tenant than would have existed in the absence hereof; and (iii) shall be in effect only to the extent and so long as the applicable insurance policies provide that this release shall not affect the right of the insureds to recover under such policies, which clauses shall be obtained by the parties hereto whenever available.

     Landlord and Tenant shall each provide to the other ten (10) days of execution of this Lease insurance certificates evidencing compliance with this
Section 9 and periodically thereafter upon reasonable request.

10.  Utilities
     ---------

     The Tenant shall be responsible for the cost of electricity for the Premises, including, without limitation, any additional HVAC facilities, which shall be sub metered and be paid monthly by the Tenant as Additional Rent within ten (10) days of receipt of the bill. Such submetering shall be a part of Tenant's Work and paid for by the Tenant. The Tenant shall also pay as Additional Rent for domestic water, sewage, and sewage connections provided to the Premises. Tenant shall install a submeter, at Tenant's expense, to determine the amount of domestic water and sewage flow being-used by Tenant.

     The Landlord shall provide to the Premises and Common Areas environmental control 7 days a week 24 hours a day which will provide adequate temperature comfort for Tenant's space under normal circumstances provided Tenant has properly engineered and designed the Tenant's area. In no event, however, shall the Landlord be required to provide environmental control to the Premises if any action of the Tenant, Act of God, or other unforeseen circumstances makes it impossible for the Landlord reasonably to do so, provided that Landlord shall use reasonable efforts to restore such services as expeditiously as possible.

11.  Repairs
     -------

     From and after the commencement of and during the Term, the Tenant shall, at its own cost and expense: (i) make interior repairs, replacements and renewals necessary to keep the Premises in as good condition, order and repair as the same are at the commencement of the Term or thereafter may be put, reasonable wear and use and damage by fire or other casualty and taking by eminent domain only excepted, and (ii) keep and maintain all portions of the Premises in a clean and orderly condition, free of accumulation of dirt, rubbish, and other debris. The Landlord shall not provide cleaning and rubbish removal service to the Premises or any other services not specifically provided herein.

     From and after the commencement of and during the Term, the Landlord shall, subject to the provisions of Section 4 above, make all necessary repairs, replacements and renewals, interior and exterior, structural and non-structural, to: keep the roof of the Building free of leaks and to maintain the foundation, floor slabs and other structural supports of the Building in good and sound condition, keep the Building and all hallways, stairways, elevators, lobby plazas, as well as electrical, mechanical, heating, ventilating and air conditioning, plumbing and other building systems and the parking areas, sprinklers and other improvements on the Property and other Building common areas in as good condition, order and repair as the same are at the commencement of the Term or thereafter may be put, damage by fire or other casualty only excepted; keep all driveways, walkways, parking areas and other improvements on the Property free of snow and sanded as appropriate; and keep all lawns and landscaped areas of the Property watered, fertilized and neatly trimmed all at no additional cost to Tenant,

     Tenant will reimburse Landlord for any costs reasonably incurred which arise out of the negligence of Tenant, its Agents and its Employees over and above proceeds of insurance received by Landlord on account of any such negligent act on the Premises or common areas.

12.  Compliance with Laws and Regulations
     ------------------------------------

     The Tenant agrees that its obligations to make payment of the Basic Rent, Additional Rent and all other charges on its part to be paid, and to perform all of the covenants and agreements on its part to be performed during the Term hereunder shall not, except as herein set forth in the event of condemnation by public authority, be affected by any present or future law, by-law, ordinance, code, rule, regulation, order or other lawful requirements regulating or affecting the use which may be made of Premises.

     During the Term the Tenant shall comply, at its own cost and expense, with all applicable laws, by-laws, ordinances, codes, rules, regulations, orders, and other lawful requirements of the governmental bodies having jurisdiction, which are applicable to, or by reason of, the Tenant's particular use of the Premises or the fixtures and equipment therein and thereon; the orders, rules and regulations of the National Board of Fire Underwriters, or any other body hereafter constituted exercising similar functions, which may be applicable to the Premises, the fixtures and equipment therein or thereon or the use thereof, by reason of Tenant's particular use thereof and the requirements of all policies of public liability, fire and all other types of insurance at any time in force with respect to the Premises, the Building or the Properly and the fixtures and equipment therein and thereon of which Tenant has notice.

13.  Landlord's Access
     -----------------

     Subject at all times to Tenant's reasonable security requirements, the Tenant agrees to permit the Landlord and its authorized representatives to enter the Premises (i) at all reasonable times and upon reasonable advance notice except in the case of an emergency during usual business hours for the purposes of inspecting the same, exercising such other rights as it or they may have hereunder and exhibiting the same to other prospective tenants, purchasers or other mortgagees and (ii) at any time in the event of emergency.

14.  Indemnities
     -----------

     The Tenant agrees to protect, defend (with counsel reasonably approved by the Landlord), indemnify and save the Landlord harmless from and against any and all claims and liabilities arising: (i) from the conduct or management of or from any work or thing whatsoever done in the Premises during the Term and from any condition existing, or any injury to or death of persons or damage to property occurring or resulting from an occurrence, during the Term in the Premises; and (ii) from any breach or default on the part of the Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to the terms of this Lease or from any negligent act or omission on the part of the Tenant or its agents, employees, subtenants, licensees, invitees or assignees, except any such claim or liability arising or existing due to Landlord's negligence or Landlord's failure to perform or negligence in performing repairs, replacements and renewals as set forth in
Section 11 hereof. The Tenant further agrees to indemnity the Landlord from and against all costs, expenses (including reasonable attorneys' fees) and other liabilities incurred in connection with any such indemnified claim or action or proceeding brought thereon and all of which, if reasonably suffered, paid or incurred by the Landlord, the Tenant shall pay promptly upon demand to the Landlord as Additional Rent.

15.  Casualty Damage
     ---------------

     Except as provided below, in the event of partial or total destruction of the Building during the Term by fire or other casualty, the Landlord shall, as promptly as practicable after receipt of any insurance proceeds available as a result of such casualty, repair, reconstruct or replace the portions of the Building destroyed as nearly as possible to their condition prior to such destruction, except that in no event shall the Landlord be obligated to expend more for such repair, reconstruction or replacement than the amounts of any such insurance proceeds actually received plus the amount of the deductible, if any, applicable to Landlord's insurance coverage. Commencing on the date of such casualty and during the period of such repair, reconstruction and replacement there shall be an equitable abatement of Basic Rent.

     If the Building is so extensively destroyed by fire or other casualty that an independent engineer or architect certifies that the Premises and common areas cannot reasonably be expected to be susceptible of repair, reconstruction of replacement within a period of six (6) months from the date work were to commence thereon, or if any damage results from causes or risks not required to be insured against by the Landlord hereunder or if any Mortgagee refuses to make such net proceeds available for such repair, reconstruction or replacement, the Landlord or the Tenant may terminate this Lease by giving written notice to the Tenant, or the Landlord as the case may be, within thirty (30) days after the date of such destruction.

     Notwithstanding anything to the contrary provided herein, in the event that for whatever reason the Premises are not substantially restored to their condition prior to any such casualty, including the restoration of any improvements made by Tenant, within one hundred and twenty (120) days after the occurrence of such casualty, then Tenant shall have the right to terminate this Lease upon thirty (30) days prior written notice to Landlord.

16.  Condemnation
     ------------

     If any of the usable floor area of the Premises, or more than ten percent (10%) of the parking area available for use by the Tenant shall be taken by eminent domain or appropriated by public authority or if the Tenant shall be deprived of suitable vehicular or pedestrian access to the Premises or the Property by virtue of such a taking or appropriation, the Landlord or the Tenant may terminate this Lease by giving written notice to the other within thirty
(30) days after such taking or appropriation. In the event of such a termination, this Lease shall terminate as of the date the Tenant must surrender possession or, if later, the date the Tenant actually surrenders possession, and the Basic Rent and Additional Rent reserved shall be apportioned and paid to and as of such date.

     If all or any part of the Premises is taken or appropriated by public authority as aforesaid and this Lease is not terminated as set forth above, the Landlord shall, subject to the rights of any Mortgagees, apply any such damages and compensation awarded (net of the costs and expenses, including reasonable attorneys' fees, incurred by the Landlord in obtaining the same) to secure and close so much of the Premises as remain and shall restore the Building to an architectural whole and except that in no event shall the Landlord be obligated to expend more for such replacement than the net amount of any such damages, compensation or award which the Landlord may have received as damages in respect of the Building and any other improvements situated on the Property as they existed immediately prior to such taking or appropriation; in such event there shall be an equitable abatement of Basic Rent, from and after the date the Tenant must surrender possession or, if later, the date the Tenant actually surrenders possession.

     The Landlord hereby reserves, and the Tenant hereby assigns to the Landlord, any and all interest in any claims to the entirety of any damages or other compensation by way of damages which may be awarded in connection with any such taking or appropriation, except so much of such damages or award as is specifically and separately awarded to the Tenant and expressly attributable to trade fixtures or moving expenses of the Tenant.

     Notwithstanding anything to the contrary provided herein, in the event that, for whatever reason, the Premises are not substantially restored to their condition prior to any such taking including the restoration of any improvements made by Tenant within one hundred and twenty (120) days after the occurrence thereof, Tenant shall have the right to terminate this Lease upon thirty days prior written notice to Landlord.

17.  Landlord's Covenant of Quiet Enjoyment: Title
     ---------------------------------------------

     (a) The Landlord covenants that the Tenant, upon paying the Basic Rent and Additional Rent provided for hereunder and performing and observing all of the other covenants and provisions hereof, may peaceably and quietly hold and enjoy the Premises for the Term as aforesaid, subject, however, to all of the terms and provisions of this Lease.

     (b) The Landlord covenants that it will not use high impact equipment which reasonably foreseeably could create vibrations detectable in Tenant's leased area beyond vibration levels which may currently exist as of the date of this Lease.

     (c) The Landlord represents and warrants to the Tenant that the Landlord has full right, power and authority to enter into, perform and grant to the Tenant all the rights set forth in this Lease,

     (d) Landlord shall fulfill of its obligations under the Master Lease on a timely basis and shall not commit or suffer any default in the obligations of the tenant thereunder. Landlord shall indemnify, defend and hold Tenant harmless from any damages suffered or costs or expenses incurred by Tenant which arise as a result of a default under the Master Lease other than a default resulting from the actions of the Tenant hereunder.

18.  Tenant's Obligation to Quit
     ---------------------------

     The Tenant shall, upon expiration of the Term or other termination of this Lease, leave and peaceably and quietly surrender and deliver to the Landlord the Premises and any replacements or renewals thereof broom clean and in the order, condition and repair required by Section 11 hereof and the other provisions of this Lease, except, however, that the Tenant shall first remove any trade fixtures and equipment and any alterations, additions and improvements which the Landlord has required be removed pursuant to the terms of Section 4 hereof, restoring the Premises in each case to their condition prior to the installation of such fixtures or the undertaking of such alterations, additions or improvements, as the case may be reasonable wear and tear and damage by fire or casualty or eminent domain excepted. If the Tenant shall fail timely to surrender the Premises, Basic Rent thenceforth shall be payable to the Landlord at a rate equal to 1.5 times the rate of Basic Rent in effect immediately prior thereto until the Premises are surrendered by the Tenant and delivered to the Landlord in accordance with this Section 18. If the Tenant shall fail to remove its fixtures, equipment, alterations, additions and improvements, they shall be deemed abandoned by the Tenant and the Landlord may remove and dispose of the same at the Tenant's expense. The provisions of this Section 18 shall expressly survive the termination or expiration of this Lease.

19.  Transfers of Tenant's Interest
     ------------------------------

     The Tenant shall not assign or sublease or otherwise encumber all or any part of its interest in this Lease, the Premises, or the estate hereby created, if any proposed use would be in breach of Section 6 hereof and in all cases without in each case first obtaining the prior written consent of the Landlord which consent shall not be unreasonably withheld or delayed, provided the proposed transfer or sublease is to a party with at least the same creditworthiness as Tenant's credit rating as of September 1, 1997.

     Notwithstanding anything to the contrary provided herein, Tenant shall have the right to assign its interest in this lease without Landlord's consent in connection with a merger or consolidation or a sale of all or substantially all of Tenant's assets.

     Notwithstanding the provisions hereof to the contrary, in the event that Tenant requests Landlord's consent to any proposed assignment of Tenant's interest under this Lease or any proposed subletting by Tenant of the entire Premises, Landlord shall have the option, within fifteen (15) days thereafter, in Landlord's sole and absolute discretion, to terminate this Lease and to take back the Premises, in which case all of Tenant's obligations under this Lease (except for those obligations for payments due or performance attributable to periods prior to termination of this Lease) shall cease as of such termination, or in the case of a proposed sublease of the Premises in whole bays, to terminate this Lease as to the bays which are to be the subject of such proposed sublease, for so much of the Term as were to be the subject of the proposed sublease in which case all of Tenant's obligations under this Lease as to the portion of the Premises thereby removed (except for those obligations with respect to the portion of the Premises thereby removed which accrued prior to Landlord's exercise of its termination right with respect to such space) shall cease as of such termination, and the rent and other charges due from Tenant hereunder shall be reduced in proportion to the rentable area of the space so removed.

     The Tenant shall reimburse the Landlord as Additional Rent, upon demand, for any reasonable costs that may be incurred by the Landlord in connection with any proposed assignment or sublease and any request for consent thereto, including without limitation the costs of making investigations as to the acceptability of any proposed assignee or subtenant, and reasonable attorneys' fees.

20.  Transfers of Landlord's Interest
     --------------------------------

     The Landlord shall have the right from time to time to transfer or assign its interest in this Lease, or to assign from time to time the whole or any portion of the Basic Rent, Additional Rent or other sums and charges at any time paid or payable hereunder by the Tenant to the Landlord, to any transferees designated by the Landlord in duly recorded instruments, and in any such case the Tenant shall pay the Basic Rent, Additional Rent and such other sums and charges so assigned, subject to the terms of the Lease, upon demand in writing signed by Landlord to such transferees at the addresses mentioned in and in accordance with the terms of such instruments.

21.  Expansion
     ---------

     (a) Landlord grants tenant the right to expand into areas of the facility designated on Exhibit F during the initial lease term. The right does not apply to Landlord's own use of the space. At any time during the initial term of this Lease, Tenant may elect to lease the available space, provided it is not then occupied, at the same base rent rate as set forth in this Lease, and subject to the same terms, conditions and lease term as in the Lease. Tenant needs to provide at least thirty (30) days written notice to Landlord of its intention to occupy the additional space. If Landlord cannot make the space ready for Tenant's occupancy within the thirty (30) day period, then the Landlord and Tenant shall mutually agree on a new Tenant occupancy date for the additional space.

     (b) If Landlord has developed a potential third party tenant who has provided Landlord a written expression of interest for the space, Landlord shall notify Tenant, and give Tenant fifteen (15) days to decide whether or not it wishes to exercise its option to lease the space. If for any reason Tenant elects not to exercise its rights under this section, then such election will remain in effect for six (6) months, and Landlord will have the right to proceed with the leasing of the space to any third party potential tenant.

     (c) If at any time the space currently occupied by Bull HN Information becomes available, Landlord agrees to contact Tenant to inquire whether Tenant would be interested in some or all of the space, prior to Landlord actively leasing or sub-leasing the space.

22.  Tenant's Default; Landlord's Remedies
     -------------------------------------

     If Tenant shall default in the payment when due of any Fixed Rent or Additional Rent, and such default shall continue for ten (10) days after notice thereof from Landlord, or if Tenant shall default more than twice in any twelve
(12) month period in the payment when due of any Basic Rent or Additional Rent and such default shall continue for five (5) days after notice of thereof from Landlord, or if Tenant shall default in the timely performance or observance of any of the other covenants contained in this Lease on the Tenant's part to be performed or observed and shall fail, within thirty (30) days after notice from Landlord of such default, to cure such default or if such default is not reasonably susceptible of cure within thirty (30) days, if Tenant shall fail to commence to cure within thirty (30) days after notice of such default from Landlord or shall thereafter fail with reasonable diligence to prosecute such cure to completion, or if the estate hereby created shall be taken on execution, or by other process of law, or if:

     (1) by its commencement of a voluntary case under Title 11 of the United States Code as from time to time in effect, or by its authorizing, by appropriate proceedings of trustees or other governing body the commencement of such a voluntary case,

     (2) by its filing an answer or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under said Title 11, or seeking, consenting to or acquiescing in the relief therein provided, or by its failing to controvert timely the material allegations of any such petition,

     (3) by the entry of an order for relief in any involuntary case commenced under said Title 11,

     (4) by its seeking relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or by its consenting to or acquiescing in such relief,

     (5) by the entry of an order by a court of competent jurisdiction (i) finding it to be bankrupt or insolvent, (ii) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (iii) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property, or

     (6) by its making an assignment for the benefit of, or entering into a composition with, its creditors, of appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property; then in any of said cases, the Landlord may, to the extent permitted by law, immediately or at any time thereafter and without demand or notice, terminate this Lease and enter into and upon the Premises, or any part thereof in the name of the whole, and repossess the same as of the Landlord's former estate, and expel the Tenant and those claiming through or under the Tenant and remove its effects without being deemed guilty or any manner of trespass, and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant.

     No termination or repossession provided for in this Section 22 shall relieve the Tenant of its liabilities and obligations under this Lease, all of which shall survive any such termination or repossession. In the event of any such termination or repossession, the Tenant shall pay to the Landlord either
(i) in advance on the first day of each month, for what would have been the entire balance of the Term, one-twelfth (1/12) (and a pro rata portion thereof for any fraction of a month) of the annual Basic Rent, Additional Rent and all other amounts for which the Tenant is obligated hereunder, less, in each case, the actual net receipts by the Landlord by reason of any reletting of the Premises after deducting the Landlord's reasonable expenses in connection with such reletting, including, without limitation, removal, storage and repair costs and reasonable brokers' and attorneys' fees, or (ii) upon demand and at the option of the Landlord exercisable by the Landlord's giving notice to the Tenant within thirty (30) days after any such termination, the present value (discounted at a rate equal to the so-called "Prime Rate" then in effect at BankBoston) of the amount by which the payments of Basic Rent and Additional Rent reasonably estimated to be payable for the balance of the Term after the date of the exercise of said option would exceed the payments reasonably estimated to be the fair rental value of the Premises on the terms and conditions of this Lease over such period, determined as of such date subject, however, to Landlord's obligation to mitigate its damages.

     Without thereby affecting any other right or remedy of the Landlord hereunder, the Landlord may, at its option, cure for the Tenant's account any default by the Tenant hereunder which remains uncured after said thirty (30) days' notice of default from the Landlord to the Tenant if Tenant failed to commence and diligently pursue such cure within said thirty (30) days, and the cost to the Landlord of such cure shall be deemed to be Additional Rent and shall be paid to the Landlord by the Tenant with the installment of Basic Rent next accruing.

23.  Remedies Cumulative; Waivers
     ----------------------------

     The specific remedies to which the Landlord may resort under the terms of this Lease are cumulative and are intended to be exclusive of any other remedies or means of redress to which the Landlord may be lawfully entitled in any provision of this Lease or otherwise. The failure of the Landlord or the Tenant to insist in any one or more cases upon the strict performance of any of the covenants of this Lease, or to exercise any option herein contained, shall not be construed as a waiver or relinquishment for the future of such covenant or option. A receipt by the Landlord, or payment by the Tenant, of Basic Rent or Additional Rent with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver, change, modification or discharge by the Landlord of any provision in this Lease shall be deemed to have been made or shall be effective unless expressed in writing and signed by an authorized representative of the Landlord or the Tenant as appropriate. In addition to the other remedies in this Lease provided, the Landlord and Tenant shall each be entitled to the restraint by injunction of the covenants, conditions or provisions of this Lease, or to a decree compelling performance of or compliance with any of such covenants, conditions or provisions.

24.  Signs
     -----

     Landlord shall install for Tenant the following: (i) identification signs and directory listings in the main lobby and entrance of the Building and on the monument referred to in (ii) below, the size, style and location of such signage and listings to be mutually agreed by Landlord and Tenant, and (ii) a sign monument located at the street entrance to the Property. Tenant shall pay the reasonable costs of signs of the type described in clause (i) above.

25.  Extensions of the Term; Brokers
     -------------------------------

     The Tenant shall have the right, at its sole option, by giving notice thereof to the Landlord at least nine (9) months prior to the expiration of the Initial Term to extend the Term of this Lease for actual occupancy by the Tenant or any Affiliate or any permitted assignee or sublessee under Section 19 hereof for two (2) additional extension periods of one (1) year each on the same terms and conditions, except Basic Rent, as herein set forth. Such extensions shall be exercisable only if at the time of exercise there exists no material default on the part of the Tenant under tills Lease. If Tenant does not exercise such first extension right, it shall have no further extension right hereunder. The word "Term" as used elsewhere in this Lease shall, unless otherwise expressly provided herein include the Initial Term and any such extension period as to which the Tenant shall have given timely and proper notice of exercise.

     Basic Rent payable during such extension periods of the Term shall be payable without offset at an annual rate set forth on Exhibit D hereto.

     Landlord and Tenant each represent and warrant to the other that it has had no dealings with any real estate broker or finder in connection with this Lease other than Cushman and Wakefield of Massachusetts and Fallon, Hines and O'Connor, and Landlord shall indemnify, defend and hold harmless Tenant and its affiliates from any breach of such representation and warranty, and Tenant shag indemnity, defend and hold harmless Landlord and its affiliates from any breach of such representation and warranty. Landlord shall pay all fees and commissions in connection with the Lease pursuant to a separate agreement.

26.  Notices
     -------

     All notices and other communications hereunder shall, unless otherwise herein expressly provided, be in writing and shall be delivered by generally-recognized overnight courier service, with a copy by certified mail, return receipt requested, and shall be deemed given when so delivered or twenty-four
(24) hours after so mailed, except that where any time period under this Lease is specified to commence from notice, such time period shall not be deemed to commence until such date as courier service or postal service records indicate delivery was first attempted. Notices shall be addressed as follows:

If to Landlord:         M/A-COM, a Division of AMP Incorporated
                        1011 Pawtucket Blvd.
                        Lowell, MA 01853
                        Attn: Director of Facilities

If to Tenant:           PRI Automation
                        805 Middlesex Turnpike
                        Billerica, MA 01821
                        Attn: Terry Massood

     Either party may change the address to which notices are to be sent to it by providing notice of same to the other party in accordance with the provisions of this Section.

27.  Estoppel Certificates
     ---------------------

     The Landlord and the Tenant hereby agree from time to time, each after not less than ten (10) days' prior written notice from the other, to execute, acknowledge and deliver, without charge, to the other party, or any other person designated by the other party, a statement in writing certifying: that this Lease is unmodified and in full force and effect (or if there have been modifications, identifying the same by the date thereof and specifying the nature thereof); that to the knowledge of such party there exist no defaults (or if there by any defaults, specifying the same); the amount of the Basic Rent, the dates to which the Basic Rent, Additional Rent and other sums and charges payable hereunder have been paid; and that such party to its knowledge has no claims against the other party hereunder except for the continuing obligations under this Lease (or if such party has any such claims, specifying the same).

28.  Bind and Inure; Limited Liability
     ---------------------------------

     All of the covenants, agreements, stipulations, provisions, conditions and obligations herein expressed and set forth shall be considered as running with the land and shall extend to, bind and inure to the benefit of the Landlord and the Tenant, which terms as used in this Lease shall include their respective successors and assigns where the context hereof so admits.

     In no event shall the Landlord be liable to the Tenant or the Tenant be liable to the Landlord for any special, consequential or indirect damages suffered by any person or entity by reason of a default by the Landlord or the Tenant, as the case may be, under any provisions of this Lease; provided,
                                                                 --------
however, that such limitation as to damages shall not apply as to any breach by
-------
the Tenant or Landlord, as the case may be of Sections 6, 17, 18 and 29 hereof.

29.  Environmental Compliance
     ------------------------

     (a) Tenant represents, warrants and covenants to Landlord that Tenant will not generate, manufacture, store or otherwise handle any Hazardous Materials or Wastes in the Building, the Premises or on the Property except for those materials listed on Exhibit H hereto and limited to the quantity noted thereon with such changes therein as are approved by Landlord, such approval not to be unreasonably withheld or delayed. Tenant hereby covenants to Landlord that: (a) Tenant shall (i) comply with all Laws applicable to the discharge, generation, manufacturing, removal, transportation, treatment, storage, disposal and handling of Hazardous Materials or Wastes as apply to the activities of the Tenant, its directors, officers, employees, agents, contractors, subcontractors, licensees, invitees, successors and assigns at the Premises, (ii) remove any Hazardous Materials or Wastes from the Premises which were introduced to, generated at, or released from the Premises by Tenant in accordance with all applicable Laws and orders of governmental authorities having jurisdiction,
(iii) pay or cause to be paid all costs associated with such removal including restoration of the Premises, and (iv) indemnify Landlord from and against all losses, claims and costs arising out of the migration of Hazardous Materials or Wastes brought to the Building, Premises, and Property by the Tenant, Tenant's Agents, or Tenant's Employees; (b) Tenant shall keep the Property free of any lien imposed as a result of Tenant's, Tenant's Agents or Tenant's Employees activities on the Premises pursuant to any applicable Law in connection with the existence of Hazardous Materials or Wastes in or on the Premises; (c) Tenant shall not install or permit to be installed in the Premises any asbestos, asbestos-containing materials, urea formaldehyde insulation or, except as set forth on Exhibit H to allow to exist on the Premises, any other chemical or substance which has been determined to be a hazard to health and environment; (d) Tenant shall not cause or permit to exist, as a result of an intentional or unintentional act or omission on the part of Tenant or any occupant of the Premises, a releasing, spilling, leaking, pumping, emitting, pouring, discharging, emptying or dumping of any Hazardous Materials or Wastes onto the Building, Premises, and Property; (e) Tenant shall give all notifications and prepare all reports required by Laws or any other law with respect to Hazardous Materials or Wastes existing on, released from or emitted from the Premises as a result of Tenant's, Tenant's Agents or Tenant's Employees activities on the Premises; (f) Tenant shall promptly notify Landlord in writing of any release, spill, leak, remittance, pouring, discharging, emptying or dumping of Hazardous Materials or Wastes in or on the, Building, Premises, and Property; and (g) Tenant shall promptly notify Landlord in writing of any summons, citation, directive, notice, letter or other communication, written or oral, from any local, state of federal governmental agency, or of any claim or threat of claim known to Tenant, made by any third party relating to the presence or releasing, spilling, leaking, pumping, emitting, pouring, discharging, emptying or dumping of any Hazardous Materials or Wastes onto the Building, Premises, and Property. The foregoing covenants shall not apply to Hazardous Materials or Wastes existing in or at the Promises, Building or Property prior to the date of this Lease.

     (b) The term "Hazardous Materials or Wastes" shall mean any hazardous or toxic materials, pollutants, chemicals, or contaminants, including without limitation asbestos, asbestos-containing materials, urea formaldehyde foam insulation, polychlorinated biphenyls (PCBS) and petroleum products as defined, determined or identified as such in any Laws, as hereinafter defined. The term "Laws" means any federal, state, county, municipal or local laws, rules or regulations (whether now existing or hereinafter enacted or promulgated) including, without limitation the Clean Water Act, 33 U.S.C. (S) 1251 et seq.
(1972), the Clean Air Act, 42 U.S.C. (S) 7401 et seq. (1970), the Comprehensive Environmental Response, Compensation and Liability Act of 1990, as amended, 42 U.S. C. Subsection 1802, and The Resource Conservation and Recovery Act, 42 U.S.C. Subsection 6901 et seq., any similar state laws, as well as any judicial or administrative interpretation thereof, including any judicial or administrative orders or judgments. To the actual knowledge of Landlord, except as set forth in the report of GZA Environmental, Inc., dated May, 1996, Landlord has no knowledge of any Hazardous Materials or Wastes existing in or at the Premises, Building, or Property.

     (c) Tenant hereby agrees to defend, indemnify and hold harmless Landlord, its employees, agents, contractors, subcontractors, licensees, invitees, successors and assigns from and against any and all claims, losses, damages, liabilities, judgments, costs and expenses (including, without limitation, attorneys' fees and costs incurred in the investigation defense and settlement of claims or remediation of contamination) incurred by such indemnified parties as a result of the acts of Tenant with respect to the-presence at or removal of Hazardous Materials or Wastes from the Premises (except for Hazardous Materials or Wastes existing in or at the Premises, Building or Property prior to the date of this Lease) or as a result of or in connection with breach of covenants by Tenant, Tenant's Agents or Tenant's Employees under this Section 29, Tenant shall bear, pay and discharge, as and when the same become due and payable, any and all such judgments or claims for damages, penalties or otherwise against such indemnified parties, shall hold such indemnified parties harmless against all claims, losses, damages, liabilities, costs and expenses, and shall assume the burden and expense of defending all suits, administrative proceedings, and negotiations of any description with any and all persons, political subdivisions or government agencies arising out of any of the occurrences set forth in this Sections 29a and c.

     (d) Landlord hereby agrees. to defend, indemnity and hold harmless Tenant, its employees, agents, contractors, subcontractors, licensees, invitees, successors and assigns from and against any and all claims, losses, damages, liabilities, judgments, costs and expenses (including, without limitation, attorneys' fees and costs incurred in the investigation, defense and settlement of claims or remediation of contamination) incurred by such indemnified parties as a result of the acts of Landlord with respect to the generation from, presence at or removal of Hazardous Materials or Wastes from the Premises, the Property or the Building except for asbestos containing materials, except for such Hazardous Materials or Wastes as were brought to the Premises, Property or Building by Tenant, Tenant's Agents or Tenant's Employees. Landlord shall bear, pay and discharge, as and when the same become due and payable, any and all such judgments or claims for damages, penalties or otherwise against such indemnified parties, shall hold such indemnified parties harmless against all claims, losses, damages, liabilities, costs and expenses, and shall assume the burden and expense of defending all suits, administrative proceedings, and negotiations of any description with any and all persons, political subdivisions or government agencies arising out of any of the occurrences set forth in this
Section 29d.

30.  Captions
     --------

     The captions for the numbered Sections of this Lease are provided for reference only and they do not constitute a part of this Lease or any indication of the intentions of the parties hereto.

31.  Integration
     -----------

     The parties acknowledge that all prior written and oral agreements between them and all prior representations made by either party to the other have been incorporated in this instrument or otherwise satisfied prior to the execution hereof.

32.  Severability; Choice of Law
     ---------------------------

     If any provision of this Lease shall be declared to be void or unenforceable either by law or by a court of competent jurisdiction, the validity or enforceability of remaining provisions shall not thereby be affected.

     This Lease is made under, and shall be construed in accordance with, the laws of The Commonwealth of Massachusetts.

33.  Security Deposit
     ----------------

     Tenant shall, on the date hereof, pay to Landlord the sum of Fifty Nine Thousand Four Hundred Thirty Four and 00/100 Dollars ($59,434.00) (the "Security Deposit") to secure Tenant's performance of its obligations hereunder. Such Security Deposit shall be held in a money market fund for the benefit of Tenant. If Tenant defaults hereunder and fails to cure such default within the applicable cure period Landlord may, without prejudice to Landlord's other remedies, apply part or all of the Security Deposit to cure Tenant's default. If Landlord so uses part or all of the Security Deposit, then Tenant shall, within ten (10) days after written demand, pay to Landlord the amount used to restore the Security Deposit to its original amount. Any part of the Security Deposit plus any interest thereon not used by Landlord as permitted by this Section 33 shall be returned to Tenant within thirty (30) days after the expiration or earlier termination of this Lease.

34.  Memorandum of Lease
     -------------------

     Within fifteen (15) days after the execution of this Lease, Landlord and Tenant agree to execute and record in the land records a memorandum of the basic terms of this Lease, including, the Term, rights to extend the Term and rights and obligations of the parties with respect to assignment and sublease of Tenant's interest in the Lease.

35.  Survival of Provisions
     ----------------------

     The following provisions shall survive the completion or termination of this Lease to the extent that they relate to any activity or obligation under this Lease; Section 14. Indemnities; and Section 29. Environmental Compliance.
                        -----------                  ------------------------

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in quadruplicate under seal as of the date first above written,

                              Landlord
                              M/A-COM, a Division of AMP Incorporated

                              By: /s/ Russell J. Tremblay
                                  ---------------------------------
                                  Name:  Russell J. Tremblay
                                  Title: Director of Administration

                              Tenant
                              PRI Automation, Inc

                              By: /s/ Stephen D. Allison
                                  ---------------------------------
                                  Name:
                                  Title:

                            ATTORNEY'S CERTIFICATE

                              Statement of Facts
                              ------------------


     M/A-COM, a Division of AMP Incorporated ("M/A-COM"), as landlord, and PRI Automation, Inc. ("PRI") as tenant, have, as of the date hereof, executed a Lease (hereinafter, the "Sublease") with respect to a portion of the building located at 1001 Pawtucket Boulevard, Lowell, MA (the "Building").

     M/A-COM is the tenant under a lease (the "Master Lease") of the entire building from 1001 Pawtucket, LLC;

     Notwithstanding the request of PRI therefor, M/A-COM has been unwilling to allow PRI to review the Master Lease. However, to induce PRI to execute the Sublease without review of the Master Lease, M/A-COM has caused the undersigned to deliver this Certificate.

                                NOW THEREFORE,

The undersigned, Robert Amrein, Chief Legal Counsel to M/A-COM, hereby represents and warrants to PRI as follows:

     1. The Master Lease is in full force and effect, and no default by M/A-COM exists thereunder, and M/A-COM, as the tenant thereunder, has the full power and authority to execute and deliver the Sublease to PRI without the consent to the Landlord.

     2. The Sublease has been duly authorized, executed and delivered on behalf of M/A-COM and AMP Incorporated.

     WITNESS the executed hereof under seal as of the 4th day of December, 1997.


                              /s/ Robert Amrein

                              Robert Amrein, Esq., individually, and as Chief Legal Counsel to M/A-COM

                                   EXHIBIT A

        [Graphical exhibit: description and floor plan of leased area.]

                                   EXHIBIT B

            [Graphical exhibit: graphic of leasehold improvements.]

                                 EXHIBIT C


The initial tenants work consists of the following referenced drawings prepared by Design Science:


DRAWING          DESCRIPTION                            DATE DRAWN

A3               Floor Plan                             November 21, 1997
A4               Floor Plan                             November 21, 1997
A5               Life Safety Plan                       November 21, 1997
A6               Life Safety Plan                       November 21, 1997
A7               Demolition Plan                        November 21, 1997
A9               New Stair in Area G-6                  November 14, 1997
A10              New Trash Dock and Trucker Entry       November 21, 1997
A11              Details AD-1 to AD-8                   November 14, 1997
S1               Structural Plan of Bracing Alteration  November 14, 1997
S2               New Trash Dock and Trucker Entry       November 19, 1997
M1               G6 - G8 HVAC                           November 24, 1997
M2               Structural Steel                       November 24, 1997
E1               Electrical Lighting Level 1            November 25, 1997
E2               Electrical Power Level 1               November 25, 1997
E3               Electrical Lighting Level 3            December 1, 1997

                                 EXHIBIT C-1

                       Construction Rules & Regulations
                       --------------------------------

1.   All contractors to park in lot area designated by the Landlord.

2. All contractors must receive their stock and materials at the west loading dock area at designated dock. All contractor materials to be stored in neat and orderly manner in area designated by landlord's representative. Contractors will be responsible for removal of all pallets and associated trash immediately. No building management personnel will sign for contractors' deliveries.

3. No welding, cutting, brazing, or demolition is to take place without prior notification, in writing, specifying start time and end time, along with specific building location to the M/A-COM facilities manager. All after hours work to be scheduled 24 hours in advance. Proper fire blankets, extinguishers and fire curtains are to be used at all times.

4. ANY CONTRACTOR SETTING OFF THE BUILDING FIRE ALARM SYSTEM WILL BE FINED $500 PER OCCURRENCE, NO EXCEPTION OR EXEMPTIONS. The only persons authorized to operate the fire alarm panel are M/A-COM management personnel, with prior facility manager approval. Contractors are NOT allowed to operate the fire alarm panel.

5. All after hours work requiring fire alarm/sprinkler system shutdown must be scheduled with building management, in writing, specifying start time and end time, along with specific building location, 24 hours in advance. A three-hour minimum charge at $25/hour will be incurred.

6. Contractors may use building cafeteria with the understanding that interaction with building occupants is to be kept to a minimum. At the landlord's discretion assigned tables may be designated.

7. All contractors may be required to sign in and out at the building security desk, at landlord's discretion.

8. All building mechanical rooms, toilet rooms, and stairwell doors to be keyed to the building master key system.

9. All contractors to provide their own trash dumpster, to be located in an area approved by landlord.

10. All contractors will be responsible for repairs incurred to their assigned loading dock doors.

11. All contractors must supply their own pallet jacks and other material handling equipment. No propane fork trucks will be allowed on-site, without prior approval by landlord.

12.  All contractor work hours must be approved in advance by landlord.

13.  No contractors are allowed in any M/A-COM area or any vacant area.

14. All contractors must have insurance certificates on file in the landlord's office five working days prior to the commencement of any work. Certificates must read as follows:

          Additional Insureds:  M/A-COM, a division of AMP, Incorporated

15. Copies of all building permits must be displayed in the work area with copies provided to the landlord prior to the commencement of any work.

16. Contractors are responsible for the security of their own tools and materials.

17. No smoking will be allowed in the building, including vacant and work areas.

18. Contractors will be responsible for keeping elevator clear of debris and materials inside and out. Contractors are not to monopolize use of elevator, and will handle the elevator in a manner which will not cause damage or unnecessary repairs.

                                 EXHIBIT C-2


The initial tenant's work consists of the following referenced drawings prepared by Design Science:


DRAWING         DESCRIPTION                           DATE DRAWN
A10             New Trash Dock and Trucker Entry      November 21, 1997

                                   EXHIBIT D

                                 Rent Schedule
                                 -------------


Type of Rent    Month of Lease Term       Rental Rate per Square Foot per Month
------------    -------------------       -------------------------------------

Basic                 1-2                 $0.0000
                      3-27                $0.5750 ($6.90 annualized)
                      28-51*              $0.6250 ($7.50 annualized)

Additional            1-27                $0.0833 ($1.00 annualized)
                      28-51*              $0.0833 + CPI ($1.00 annualized plus
                                          CPI adjustments - see Section 7)

Taxes                 All                 1/12 of annual estimate based upon
                                          percent occupancy of total rentable
                                          space at the site (770K sq. ft.),
                                          subject to adjustment for actual tax
                                          bills; see Section 8.**

-----------------
 .    the extension term; see Section 25.
**   Currently that amount equals 11.7% of the total site's property tax bill.

                                 EXHIBIT E


Common area maintenance and service provided by Landlord. Services included in the fixed cost additional rent:

1. Janitorial for all common spaces including the West Lobby, restrooms, cafeteria, conference room.

2.  Parking lot lighting and repairs.

3.  Parking lot maintenance.

4.  Window washing.

5.  Fire alarm maintenance, testing and repairs.

6.  Emergency generator maintenance and repairs (lighting only).

7.  West Lobby Security and roving security for parking lot.

8.  Comfort cooling maintenance and repairs.

9.  Elevator maintenance, testing and repairs.

10. Domestic water and sewer costs (excluding process water).

11. Electric and gas costs for all common areas.

12. Landscaping.

13. Snowplowing and sanding.

14. Roof maintenance and repairs.

15. Repair and maintenance of all common space equipment and fixtures.

16. Cafeteria services.

                                 EXHIBIT F

      [Graphical exhibit: description and floor plan of expansion space.]

                                 EXHIBIT G

                [Certificate of insurance by Acord Corporation]

                                 EXHIBIT H

PRI Automation                                                    MEMO
To: Linda Galligan                                                Date: 12/4/97
From: Sandi Bazza
Subject: Building 5 MSDS's


Attached are the MSDS's for chemicals to be used in Building 5. Please note that we may not be using all these chemicals at Building 5 but we wanted to be conservative. In addition, we are in the process of updating our MSDS files to make sure we have current copies.

Quantities of Chemicals:
-----------------------

Isopropyl Alcohol:  55 gallons
Acetone:  10 gallons
Liquid Nitrogen

All other materials will be in one container of under 12 ounces:
---------------------------------------------------------------

Bruning PD Activator
Burmar Glass Clean
1-Butonal
D-Sol F17A
Delrin Acetal Resin
Extend Rust Treatment Part 754
Dow Corning 4 Electrical Insulating Paste
Dow Corning Multipurpose Grease
Epo-Tek B9030-3
Denatured Ethanol
Ethanol 1-190
26440A SG Gray Urachem
Aluminized/Copperized Polyester
Jet-Melt Adhesive
Permabond
Krytox Fluorinated Greases
Super Lube Grease
X-NMS Cleanup Solvent
Silastic 737 Sealant
33 Grease, Medium
Speedbonder 323
Removable Threadlocker
Tak Pak Accelerator
Prism Primer 704
Permanent Threadlocker
Activator 707
Locquic Primer N and T
Superbonder 495
Prism 406
290 Adhesive Sealant
Molykote Br2 Plus Grease
33 Grease - Light
Harmonic Grease
Andok C
Shell Alvania Grease
Mobil SHC 634
Neutracid
Polane Enamel
Red Gipt Varnish
Opex L61 Lacquer
Wire Solder
Sildon 35

                                 EXHIBIT I

                            RESTORATION AT TERM END
                            -----------------------


A.  The following are items to be left in place at the end of the term:

     1. Truckers Dock and new Trash Compactor including the structural brace relocation as long as enclosure is consistent with other similar enclosures on the Property.

     2. The relocated Bull Electronics shipping and receiving area including the relocation of the waste storage system.

     3. New openings in the pod demising walls with doors or shutters that meet code.

     4.   Infilled openings in the G-6 mezzanine.

     5.   New Electrical Services.

     6.   New lighting fixtures in the G-6 area.

     7.   Epoxy floor coatings.

     8.   New paint finishes.

B. The following are items which can be removed by Tenant at the end of the term:

     1.   Modular clean rooms.

     2.   Overhead crane.

                                 EXHIBIT J


The initial tenants work consists of the following referenced drawings prepared by Design Science:


DRAWING            DESCRIPTION                          DATE DRAWN

E1                 Electrical Lighting Level 1          November 25, 1997
E2                 Electrical Power Level 1             November 25, 1997
E3                 Electrical Lighting Level 3          December 1, 1997

DESCRIPTION OF ADDITIONAL POWER REQUIRED FOR G-6 AREA AT M/A-COM 1001 LOWELL,
MA.

PRI WILL FURNISH & INSTALL THE FOLLOWING EQUIPMENT:

1. ADD A HIGH VOLTAGE 23.8 KVA SWITCH TO M/A-COM'S EXISTING EXTERIOR PAD MOUNTED SWITCHGEAR.

2. FEED FROM THE 23.8 SWITCH A NEW PAD MOUNTED 1500 KVA, 23.8-480-VOLT TRANSFORMER. THE TRANSFORMER WILL BE INSTALLED ON M/A-COM'S EXISTING CONCRETE PAD LOCATED 50' FROM 23.8 KVA GEAR PAD.

3. PRI WILL CONNECT THE TRANSFORMER TO 4 EXISTING 4" CONDUITS THAT HAVE 4-600 MCM COPPER CABLES EACH WITHIN THE CONDUIT. THE CONDUITS EXIT FROM THE ABOVE MENTIONED CONCRETE PAD INTO AND THROUGH THE BUILDING TO EXISTING G-6 SUBSTATION AREA.

4. PRI WILL EXTEND THE CONDUITS FROM THE EXISTING END POINT JUNCTION BOX TO A NEW 1600-AMP 480-VOLT NEWLY PURCHASED DOUBLE-SECTION OF SWITCHGEAR.

5. PRI WILL INSTALL SWITCHGEAR AND OTHER ASSOCIATED ELECTRICAL EQUIPMENT AS REQUIRED FOR THEIR ELECTRICAL NEEDS AS EXHIBITED ON DRAWING E-2 DATED NOVEMBER 25, 1997 PREPARED BY WILLIAM J. IANNIZZI, INC.